                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-47405), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No. 333-15407),
Form S-3 (File No. 333-39037), and Form S-3 (File No. 333-41511) of our report dated March 25, 1998, on our audit of the financial statements of the Bay Apartment Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan as of December 31, 1997 and for the year then ended, which report is included in this Current Report on Form 11-K.


                                    /s/  COOPERS & LYBRAND L.L.P.


San Francisco, California
March 27, 1998